UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2015

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Jacksonville 62 Purchase and Sale Agreement

On January 30, 2015, Reven Housing Florida, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Reven Housing REIT, Inc. (the “Company”), entered into a Single Family Homes Real Estate Purchase and Sale Agreement (the “Jacksonville 62 Agreement”) with ADCIP, LLC, a Delaware limited liability company, ADCIP II, LLC, a Delaware limited liability company, APICDA, LLC, a Delaware limited liability company, BPICDA, LLC, a Delaware limited liability company, CPICDA, LLC, a Delaware limited liability company, DPICDA, LLC, a Delaware limited liability company, EPICDA, LLC, a Delaware limited liability company, FPICDA, LLC, a Delaware limited liability company (collectively, the “Jacksonville 62 Sellers”), to purchase a portfolio of up to 62 single-family homes located in the Jacksonville, Florida, metropolitan area from the Jacksonville 62 Sellers. The Jacksonville 62 Sellers are unaffiliated with the Company. The agreement provides for a deposit of $41,501 within three business days of the execution of the agreement, and the total contract purchase price for the 62 properties is $4,150,134, excluding closing costs and subject to certain adjustments. The properties are on average 1,300 rental square feet with an average of 3 bedrooms and 1.5 bathrooms. 43 properties are subject to one-year leases with tenants, 11 properties subject to month to month leases with tenants, and the remaining 8 properties are vacant as of the date of this report.

For a period commencing on the effective date of the agreement and ending on the date that is 30 days after the Company has received all of the property information relating to the properties (the “Due Diligence Period”), the Company may conduct inspections to determine whether the properties are suitable for the Company’s purposes, in the Company’s sole discretion, including, without limitation, whether there are any necessary repairs or improvements to bring the properties into compliance with the applicable local building code, if recommended. If the Company elects to proceed with the transaction after the expiration of the Due Diligence Period, the costs for any such repairs will be deducted from the purchase price under certain conditions unless the Jacksonville 62 Sellers agree to complete all such repairs within 45 days of the closing, and the Company would be obligated to purchase the properties only after satisfaction of agreed upon closing conditions.

The agreement provides that the closing for the purchase of the properties is to occur within 30 days after the expiration of the Due Diligence Period. There can be no assurance that the Company will consummate the acquisition.

The foregoing description of the Jacksonville 62 Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit 10.1	Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 62) dated January 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: February 4, 2015	/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer